Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock Shares, $0.00001 par value per share, and exercisable Warrants, of Monaker Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 26, 2018

/s/ Robert James Mendola, Jr.
Robert James Mendola, Jr.

Pacific Grove Capital LP

By:	Pacific Grove Capital LLC, General Partner

By:	/s/ Robert James Mendola, Jr.
	Name:	Robert James Mendola, Jr.
	Title:	Manager

Pacific Grove Capital LLC

By:	/s/ Robert James Mendola, Jr.
	Name:	Robert James Mendola, Jr.
	Title:	Manager

Pacific Grove Capital GP LLC

By:	/s/ Robert James Mendola, Jr.
	Name:	Robert James Mendola, Jr.
	Title:	Manager

Pacific Grove Master Fund LP

By:	Pacific Grove Capital GP LLC, General Partner

By:	/s/ Robert James Mendola, Jr.
	Name:	Robert James Mendola, Jr.
	Title:	Manager

Pacific Grove International Ltd.

By:	Pacific Grove Capital LP, Attorney-in-Fact

By:	/s/ Pacific Grove Capital LLC
	Name:	Pacific Grove Capital LLC
	Title:	General Partner
Pacific Grove Partners LP

By:	Pacific Grove Capital LP, Attorney-in-Fact

By:	/s/ Pacific Grove Capital LLC
	Name:	Pacific Grove Capital LLC
	Title:	General Partner